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                                                                       EXHIBIT 8
                                                                       ---------

                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                             1300 HUNTINGTON CENTER
                              41 SOUTH HIGH STREET
                            COLUMBUS, OHIO 43215-6197

                                  June 21, 2004

Cedar Fair, L.P.
One Cedar Point Drive
Sandusky, Ohio  44870-5259


Ladies and Gentlemen:

         We have acted as counsel for Cedar Fair, L.P. (the "Partnership") in connection with Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 6,000,000 units representing limited partner interests of the Partnership. In that regard, we have participated in the preparation of the Prospectus Supplement (the "Prospectus Supplement") contained in such Registration Statement.

         In connection therewith, we prepared the discussion set forth under the caption "Tax Considerations" in the Prospectus Supplement. Our legal opinions are set forth under the caption "Tax Considerations--Legal Opinions." In addition, we are of the opinion that the federal income tax discussion under the caption "Tax Considerations" with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in such discussion, as to which we express no opinion).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Risk Factors--Tax Risks--Tax consequences to unitholders are dependent on partnership status" and "Tax Considerations" in the Prospectus Supplement included as part of the Registration Statement. In giving this consent, we do not admit we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations under such Act.

                                      Respectfully submitted,



                                      /s/ Squire, Sanders & Dempsey L.L.P.